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                                                                  Exhibit 3.2(a)



                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                                NOMOS CORPORATION



                                    ARTICLE I

                                  STOCKHOLDERS

          1.1 ANNUAL MEETING. The annual meeting of the stockholders of NOMOS Corporation (the "Corporation") shall be held annually at such date and time as shall be designated by the Board of Directors, at the offices of the Corporation at 2591 Wexford-Bayne Road, Suite 400, Sewickley, PA 15143, or at such other place as may from time to time be designated by the Board of Directors, for the election of directors and for the transaction of any other proper business.

          1.2 SPECIAL MEETINGS. Special meetings of the stockholders of the Corporation may be called at any time and from time to time by the President or by a majority of the directors then in office, and shall be called by the Secretary upon the a written request of stockholders holding of record at least a majority in number of the issued and outstanding shares of the Corporation entitled to vote at such meeting. Special meetings shall be held at the offices of the Corporation in Sewickley, Pennsylvania, unless another location is specified in the call thereof.

          1.3 NOTICE OF MEETINGS. Written notice of each meeting of the stockholders, stating the place, date and hour thereof and, in the case of a special meeting, the purpose or purposes for which it is called, shall be given, not less than ten (10) nor more than sixty (60)



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days before the date of such meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to each stockholder at his or her address as it appears on the records of the Corporation.

          1.4 WAIVER OF NOTICE. Whenever notice is required to be given of any annual or special meeting of the stockholders, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated in such notice, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice. Attendance of a person at a meeting of the stockholders shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

          1.5 ADJOURNMENT. When any meeting of the stockholders is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.



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          1.6 QUORUM. At any meeting of the stockholders, the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of the Corporation entitled to vote at such meeting shall be necessary in order to constitute a quorum for the transaction of any business. If there shall not be a quorum at any meeting of the stockholders, the holders of a majority of the shares entitled to vote present at such meeting, in person or by proxy, may adjourn such meeting from time to time, without further notice to the stockholders other than an announcement at such meeting, until holders of the amount of shares required to constitute a quorum shall be present in person or by proxy.

          1.7 VOTING. Each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder. Voting need not be by ballot, except that all elections of directors shall be by written ballot. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the subject matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of the Delaware General Corporation Law ("GCL"), a different vote is required in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

          1.8 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting thereof, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be




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signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

          1.9 RECORD DATE. The Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty days prior to any other action, as the record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action.

          1.10 PROXIES. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.


                                   ARTICLE II

                                    Directors

          2.1 NUMBER; QUALIFICATION. The Board of Directors shall consist of one or more members. The number of directors shall be fixed by the Board of Directors, but shall not




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be more than seven (7) or less than two (2). Directors need not be stockholders of the Corporation.

          2.2 TERM OF OFFICE. Each director shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

          2.3 MEETINGS. A meeting of the Board of Directors shall be held for the election of officers and for the transaction of such other business s as may come before such meeting as soon as practicable after the annual meeting of the stockholders. Other regular meetings of the Board of Directors may be held at such times as the Board of Directors of the Corporation may from time to time determine. Special meetings of the Board of Directors may be called at any time by the Chief Executive Officer of the Corporation or by a majority of the directors then in office. Meetings of the Board of Directors may be held within or without the State of Delaware.

          2.4 NOTICE OF MEETINGS: WAIVER OF NOTICE; ADJOURNMENT. No notice need be given of the first meeting of the Board of Directors after the annual meeting of stockholders or of any other regular meeting of the Board of Directors. Notice of a special meeting of the Board of Directors, specifying the place, date and hour thereof, shall be delivered personally, mailed or telegraphed to each director at his or her address as such address appears on the books of the Corporation at least two business days (Saturdays, Sundays and legal holidays not being considered business days for the purpose of these By-Laws) before the date of such meeting. Whenever notice is required to be given under any provision of this chapter or of the Certificate of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to




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notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a director at a special meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice need not be given of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted at the original meeting.

          2.5 QUORUM; VOTING. A majority of the total number of directors shall constitute a quorum for the transaction of business. The vote of the majority, of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

          2.6 PARTICIPATION BY TELEPHONE. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or any other form of telecommunication equipment by means of which all persons participating in the meeting can simultaneously communicate with each other, and participation in a meeting by such means shall constitute presence in person at such meeting.




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          2.7 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or of such committee.

          2.8 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed by the officers on all papers which may require it, but no such committee shall have the power or authority in reference to (a) amending the Certificate of Incorporation; (b) adopting an agreement of merger or consolidation; (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;
(d) recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution; or (e) amending the By-Laws, and unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or





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not constituting a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

          2.9 REMOVAL; RESIGNATION. Any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors. Any director may resign at any time upon written notice to the Corporation.

          2.10 VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided above in the filling of other vacancies. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor.

          2.11 COMPENSATION. The Board of Directors may fix the compensation of directors.





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                                   ARTICLE III

                                    OFFICERS

          3.1 ELECTIONS QUALIFICATIONS. At the first meeting of the Board of Directors and as soon as practicable after each annual meeting of stockholders, the Board of Directors shall elect or appoint a Chief Executive Officer, a President, a Secretary and a Treasurer, and may elect or appoint at such time or from time to time one or more Vice Presidents and such additional officers as it deems advisable. No officer need be a director of the Corporation. Any number of offices may be held by the same person, except that there shall always be two persons who hold offices which entitle them to sign instruments and stock certificates.

          3.2 TERM OF OFFICE; VACANCIES. Each officer shall hold office until the election and qualification of his or her successor or until his or her earlier death, resignation or removal. Any vacancy occurring in any office, whether because of death, resignation or removal, with or without cause, or otherwise, shall be filled by the Board of Directors.

          3.3 REMOVAL; RESIGNATION. Any officer may be removed from office at any time with or without cause by the Board of Directors. Any officer may resign his or her office at any time upon written notice to the Corporation.

          3.4 POWERS AND DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the chief executive officer of the Corporation and shall have general charge and supervision of its business, affairs, administration and operations. The Chief Executive Officer shall from time to time make such reports concerning the Corporation as the Board of Directors of the Corporation may require. The Chief Executive Officer shall preside at all meetings of the





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stockholders and the Board of Directors. The Chief Executive Officer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          3.5 POWERS AND DUTIES OF THE PRESIDENT. The President shall have such powers and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors.

          3.6 POWERS AND DUTIES OF THE VICE PRESIDENTS. Each of the Vice Presidents, if any shall have been appointed, shall be given such titles and designations and shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors.

          3.7 POWERS AND DUTIES OF THE SECRETARY. The Secretary shall record and keep the minutes of all meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. The Secretary shall attend to the giving and serving of all notices by the Corporation. The Secretary shall be the custodian of, and shall make or cause to be made the proper entries in, the minute book of the- Corporation and such other books and records as the Board of Directors may direct. The Secretary shall be the custodian of the corporate seal of the Corporation and shall affix or cause to be affixed such seal to such contracts and other instruments as the Board of Directors may direct. The Secretary shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.




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          3.8 POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the custodian of all funds and securities of the Corporation. Whenever required by the Board of Directors, the Treasurer shall render a statement of the Corporation's cash and other accounts, and shall cause to be entered regularly in the proper books and records of the Corporation to be kept for such purpose full and accurate accounts of the Corporation's receipts and disbursements. The Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any director of the Corporation upon application at the principal office of the Corporation during business hours. The Treasurer shall have such other powers and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

          3.9 DELEGATION. In the event of the absence of any officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may at any time or from time to time delegate all or any part of the powers or duties of any officer to any other officer or officers or to any director or directors the powers and duties designated above to other officer or for any other individual.

                                   ARTICLE IV

                       CERTIFICATES OF STOCK AND TRANSFERS

          4.1 CERTIFICATES OF STOCK; UNCERTIFICATED SHARES. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a




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certificate until such certificate is surrendered to the corporation.
Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by, the President or any Vice President, and countersigned by the Secretary or any Assistant Secretary or the Treasurer, representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

          4.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATE OR UNCERTIFICATED SHARES. The Board of Directors may issue a new certificate of stock or uncertificated shares in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

          4.3 REGISTERED STOCKHOLDERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as of any record date fixed or determined pursuant to Section 1.9 as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of




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shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, regardless of whether it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

                                    ARTICLE V

                             EXECUTION OF DOCUMENTS

          All contracts, agreements, instruments, bills payable, notes, checks, drafts, warrants or other obligations of the Corporation shall be made in the name of the Corporation and shall be signed by such officer or officers as the Board of Directors may from time to time designate.

                                   ARTICLE VI

                                      SEAL

          The seal of the Corporation shall contain the name of the Corporation, the words "Corporate Seal", the year of its organization and the word "Delaware".

                                   ARTICLE VII

                                     OFFICES

          The Corporation may have offices and places of business at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.




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                                  ARTICLE VIII

                               GENERAL PROVISIONS

          8.1 DIVIDENDS. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the Corporation's capital stock, subject to the provisions of the Certificate of Incorporation.

          8.2 LIABILITY OF DIRECTORS AS TO DIVIDENDS OR STOCK REDEMPTION. A member of the board of directors, or a member of any committee designated by the board of directors, shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors, or by any other person as to matters the director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid, or with which the Corporation's stock might properly be purchased or redeemed.

          8.3 RESERVE FOR DIVIDENDS. Before declaring any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to




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meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          8.4 SIGNING CHECKS; NOTES, ETC. All checks or other orders for the payment of money and all notes or other instruments evidencing indebtedness of the Corporation shall be signed on its behalf by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, or, if not so designated, by the Chief Executive Officer, or the President or any Vice-President of the Company.

          8.5 FISCAL YEAR. The fiscal year of the Corporation shall end on December 31 of each year or as otherwise determined by resolution of the Board of Directors.

          8.6 VOTING OF SECURITIES OF OTHER CORPORATIONS. In the event that the Corporation shall, at any time or from time to time, own and have power to vote any securities (including but not limited to shares of stock or partnership interests) of any other issuer, they shall be voted by such person or persons, to such extent and in such manner, as may be determined by the Board of Directors or, if not so determined, by any duly elected officer of the Corporation.





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                                   ARTICLE IX

                                 INDEMNIFICATION

          9.1 INDEMNIFICATION. Except as otherwise provided below, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") and whether or not by or in the right of the Corporation or otherwise, by reason of the fact that he or she, or a person of whom he or she is the heir, executor or administrator, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as director or officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or trustee, or in any other capacity while serving as a, director or officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by law, as the same exist or may hereinafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than are permitted the Corporation to provide prior to such amendment), against all reasonable expenses, including attorneys' fees, and any liability and loss, including judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement, incurred or paid by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer or trustee; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was





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authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of the final disposition thereof, provided, however, that to the extent required by the law, the payment of such expenses incurred by an officer or director in advance of the final disposition of a proceeding shall be made only upon receipt of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this section or otherwise. The right to indemnification and advancement of expenses provided herein shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person.

          9.2 RIGHT TO CLAIMANT TO BRING SUIT. If a claim under Section 7.1 of this Article is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

          9.3 NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of a final disposition conferred in this Article IV shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses hereunder may be entitled under any by-law, agreement, vote of stockholders or directors, or otherwise, both as to action in his official capacity and as to action in any other capacity while holding that office.



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          9.4 FUNDING. The Corporation may create a fund of any nature, which may, but need not, be under the control of a trustee, or otherwise secure or insure in any mariner its indemnification obligations, whether arising under or pursuant to this by-law or otherwise.

                                    ARTICLE X

                              AMENDMENT OF BY-LAWS

          These By-Laws may be amended or repealed, and any new By-Law may be adopted, by the stockholders entitled to vote or by the Board of Directors.







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